UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 28, 2007

                                Greatbatch, Inc.
                                ----------------
             (Exact name of registrant as specified in its charter)

       Delaware                      1-16137                     16-1531026
       --------                      -------                     ----------
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
       incorporation)                                        Identification No.)


                   9645 Wehrle Drive, Clarence, New York 14031
                   -------------------------------------------
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (716)-759-6901

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|X| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

         On April 28, 2007, Greatbatch Ltd., a New York corporation ("Limited"), Chestnut Acquisition Corporation, a Minnesota corporation ("Purchaser") and Enpath Medical, Inc., a Minnesota corporation ("Enpath") entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, subject to the satisfaction or waiver of the conditions therein, Purchaser will acquire all of the shares of common stock of Enpath, for $14.38 per share, without interest. Limited is an indirect wholly owned subsidiary of Greatbatch, Inc. ("Greatbatch") and Purchaser is a wholly owned subsidiary of Limited.

         The acquisition will be conducted by means of a tender offer (the "Offer") for all of the outstanding shares of common stock of Enpath, followed by a merger of Purchaser with and into Enpath that will result in Enpath becoming a direct wholly-owned subsidiary of Limited and indirect wholly-owned subsidiary of Greatbatch. Greatbatch, Limited and Purchaser expect to commence the tender offer promptly, and to consummate the merger as soon as possible thereafter.

         Completion of the Offer is subject to several conditions, including (i) that the shares tendered and not withdrawn at the time the tendered shares are accepted must constitute together with shares then directly or indirectly owned by Limited or Purchaser, a majority of the outstanding shares of Enpath on a fully-diluted basis; (ii) the absence of any law or order prohibiting or making illegal the completion of the Offer or the Merger; and (iii) that the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended must have expired or terminated, or have been obtained.

      Subject to the terms of the Merger Agreement, Enpath has granted Purchaser an option to purchase that number of newly-issued shares of Enpath common stock that is equal to one share more than the amount needed to give Purchaser ownership of 90% of the then outstanding shares (the "Top-Up Option"), provided, among other things, that the number of shares that may be issued pursuant to the Top-Up Option may not exceed (i) 19.9% of the number of shares outstanding as of April 28, 2007 or (ii) a number of shares that would require Enpath to obtain shareholder approval of the issuance of the shares issuable upon exercise of such option. The Top-Up Option is exercisable only if Purchaser acquires at least 80% of the outstanding shares pursuant to the Offer. Purchaser will pay Enpath the $14.38 for each share acquired upon exercise of the Top-Up Option. If Purchaser acquires 90% or more of the then outstanding shares through the Offer, the Top-Up Option, or otherwise, it may effect the Merger as a short-form merger without approval by Enpath's shareholders. Otherwise, Enpath will hold a shareholders meeting to obtain approval of the Merger.

      The Merger Agreement has been unanimously approved by the boards of directors of Greatbatch and Enpath. The Merger Agreement can be terminated by Greatbatch or Enpath under certain circumstances. If the circumstances relate to the acceptance by Enpath of an alternative acquisition proposal or a change in the recommendation of the Enpath board of directors or certain other matters, then Enpath may be required to pay Purchaser a termination fee of $3 million.

         On April 28, 2007, in connection with the Merger Agreement, Limited and Purchaser entered into a Tender and Support Agreement (the "Support Agreement") with John C. Hertig, the Chief Executive Officer of Enpath and all the members of Enpath's board of directors, including James D. Hartman, the Chairman of the Board. Under the terms of the Support Agreement, these parties have agreed to tender all Enpath shares owned by them in connection with the Offer. They have also agreed to vote those shares in support of the Merger in the event shareholder approval is required to consummate the Merger.


The Merger Agreement and the Support Agreement have been filed as an exhibit to this Current Report on Form 8-K to provide you with information regarding the terms of the agreements and are not intended to modify or supplement any factual disclosures about Greatbatch or Enpath in Greatbatch's public reports filed with the Securities and Exchange Commission (the "SEC"). In particular, the Merger Agreement and the Support Agreement are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Greatbatch and Enpath. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the tender offer if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders. The foregoing descriptions of the Merger Agreement and the Support Agreement do not purport to be complete, and are qualified in their entirety by reference to such agreements, copies of which are filed, respectively, as
Exhibit 2.1 and Exhibit 2.2 hereto, and are incorporated herein by reference.

Section 8 - Other Events

Item 8.01 Other Events

         On April 30, 2007, Greatbatch and Enpath (i) issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the entry into the Merger Agreement and (ii) held a conference call and webcast in connection with which the Investor Presentation Materials, attached hereto as Exhibit 99.2, were made available on Greatbatch's website, www.greatbatch.com.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

      Exhibit No.                                 Title of Exhibit
      -----------                                 ----------------

          2.1 Agreement and Plan of Merger, dated as of April 28, 2007, among Greatbatch, Ltd., Chestnut Acquisition Corporation and Enpath Medical, Inc.

          2.2 Tender and Support Agreement, dated as of April 28, 2007, among Greatbatch, Ltd., Chestnut Acquisition Corporation and the individuals listed on the Annex I thereto.

          99.1 Press Release of Greatbatch, Inc. dated April 30, 2007

          99.2 Investor Presentation Materials dated April 30, 2007


Important Information


This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Enpath. Greatbatch will be filing a tender offer statement with the Securities and Exchange Commission (SEC) and Enpath will be filing a solicitation/recommendation statement with respect to the Offer. Enpath stockholders are advised to read the tender offer statement regarding the acquisition of Enpath referenced in this news release, and the related solicitation/recommendation statement, when those statements are made available to them. The tender offer statement and the solicitation/recommendations statement will contain important information that should be read carefully before any decision is made with respect to the offer. These documents will be made available to all stockholders of Enpath at no expense to them. These documents will also be available at no charge on the SEC's web site at www.sec.gov. Stockholders may also obtain copies of these documents without charge by requesting them from Enpath in writing at 2300 Berkshire Lane North, Minneapolis, MN 55441, or phone at (763) 951-8181.




         The press release and investor presentation materials filed as exhibits
99.1 and 99.2, respectively, contain forward-looking statements, including statements regarding the anticipated closing date of the above described acquisition, the expected effect of the acquisition on Greatbatch's earnings per share, operating margins and sales growth, and its role in complementing and advancing Greatbatch's business. These statements are based on current expectations, forecasts and assumptions. Actual results could differ materially from those anticipated by these forward-looking statements as a result of a number of factors, some of which may be beyond Greatbatch's control. Among other things, these factors include the risk that the acquisition will not be completed or is delayed because the tender offer did not proceed as anticipated or closing conditions were not satisfied. Other factors include the possibility that the expected financial and strategic benefits of the transaction are not realized in a timely manner or at all. For a further list and description of risks and uncertainties associated with Greatbatch's and Enpath's businesses, see their respective reports filed with the Securities and Exchange Commission, including the "Risk Factors" section in each company's most recent annual report on Form 10-K. The companies disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GREATBATCH, INC.

         Date:  April 30, 2007           By: /s/ Thomas J. Mazza
                                         ---------------------------------------
                                            Thomas J. Mazza
                                            Senior Vice President and Chief
                                            Financial Officer